EXHIBIT 10.2             PROMISSORY NOTE

$15,000,000                                                      April 28, 1997




     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHETICATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

     FOR VALUE RECEIVED, the undersigned, Alternative Living Services, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of RDV Capital Management L.P., a Delaware limited partnership ("Lender") and, together with any holder hereof ("Holder"), at 500 Grand Bank Building, 126 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503, (or at such other place as the Holder may designate in writing to Borrower), the principal amount of Fifteen Million ($15,000,000) Dollars, plus interest as hereinafter provided.

     All capitalized terms used herein shall have the meanings ascribed to such terms in that certain Loan Agreement dated as of April 28, 1997 by and between Borrower and Lender (the "Loan Agreement"), except to the extent that such capitalized terms are otherwise defined or limited herein.

     The principal amount of the Note, together with all accrued and unpaid interest thereon, shall be paid in full on the first to occur of (i) the first anniversary of the date hereof (such date, the "Maturity Date") or (ii) upon the occurrence of an Event of Default.

     Borrower may repay all or any portion of the principal amount of this Note in full or in part at any time prior to the Maturity Date, without premium or penalty, in the manner set forth in the Loan Agreement.

     Borrower shall pay interest, at the rate set forth below (the "Applicable Rate"), monthly in arrears (through and including the date immediately preceding the payment date) on the 15th day of each calendar month, commencing with May 15, 1997, with a final interest payment due when the principal amount is paid in full. The principal amount shall bear interest during the period from and including the date hereof to (but not including) the date the principal amount is paid in full, at the per annum rate set forth below:

              (i) from the Closing Date to the day
                  immediately before May 1, 1997, nine and one-half percent (9.5%); and

              (ii) from the first day of each calendar month
                   thereafter to the last day of such calendar month, until all amounts hereunder are paid in full, an interest rate equal to the "prime rate," as quoted in the Money
                   Rates Section of the Wall Street
                   Journal, as of the Business Day
                   immediately preceding said first day
                   of such calendar month, plus one
                   percent (1%).



     Interest shall be calculated on the basis of the 360/365 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period. All past due amounts of principal of, and to the extent permitted by applicable law, unpaid interest on, this Note from time to time outstanding, shall bear interest at a rate equal to the greater of (i) the Applicable Rate plus five percent (5%) or (ii) fifteen percent (15%) per annum.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the undersigned or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify Holder, in writing that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent hereof that the undersigned not pay and that Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned under applicable law.

     This Note is entitled to the benefits of the Loan Agreement which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment.

     Should an Event of Default occur under the Loan Agreement, then, at any time thereafter, Holder shall have the right and option, in its sole discretion, to exercise any and all of the remedies provided and available to it under the Loan Agreement.

     All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser or any other Person, hereby expressly waive presentation, demand of payment, protest, notice for demand of payment, protest and notice of non-payment, or any other notice of any kind with respect thereto.

     No delay or failure on the part of Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, or at law or in equity, shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

     Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

     Time is of the essence of this contract and, in case this Note is collected by law or through an attorney at law or under advice therefrom, Borrower agrees to pay all costs of collection, including reasonable attorneys' fees.

     Holder shall be under no duty to exercise any or all of the rights and remedies given by this Note or the Loan Agreement and no party to this instrument shall be discharged from the obligations or undertakings hereunder
(a) should the Holder release or agree not to sue any Person against whom the party has, to the knowledge of the Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note or the Holder's interest in any collateral pledged or any guaranty given to secure this Note against such Person or other discharge such Person.

     The provisions of this Note shall be construed and interpreted, and all rights and obligations of the parties hereunder determined, in accordance with the laws of the State of Michigan.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed, and delivered in its corporate name, by and through its duly authorized officer, as of the day and year first above written.

                                              ALTERNATIVE LIVING SERVICES,
                                              INC., a Delaware corporation

                                              By: /S/ THOMAS E. KOMULA
                                                 ------------------------------
                                                 Thomas E. Komula
                                                 Title: Vice President